Exhibit 10.4

Power of Attorney

The undersigned, ___________, as a holder of RMB___________ of the registered capital (hereinafter referred to as the “Target Shares”) of ___________ (hereinafter referred to as the “Company” or “VIE”), agrees to grant the rights of, in and to my shareholding of the Target Shares in the Company to Beijing Co Wheels Technology Co., Ltd. (hereinafter referred to as “the Authorizee” or “Co Wheels”), and hereby irrevocably authorizes the Authorizee to exercise the following rights within the term of this power of attorney:

The Authorizee is authorized to act on behalf of the undersigned and in the undersigned’s name to exercise all the rights of, in and to shareholding of the Target Shares in the Company in accordance with the laws and articles of association of the Company, including, without limitation, proposing to convene shareholders meeting, receiving any notice regarding convention and procedures of shareholders meeting, attending any shareholders meeting of the Company and exercising any and all voting rights as holder of the Target Shares of the Company (including designating and appointing any director, general manager, chief financial officer and any other officer of the Company and making decision regarding dividend and distribution, each as authorized representative of the undersigned at applicable shareholders meeting of the Company), and selling, transferring, encumbering or disposing the Target Shares of the Company held by the undersigned. Without written consent from Co Wheels, the undersigned shall have no right to increase the capital, decrease the capital, transfer, re-encumber or otherwise dispose or change the Target Shares held by the undersigned.

The Authorizee has the right to authorize any person unanimously appointed by its board of directors (or the executive director) to exercise the rights granted to the Authorizee under this power of attorney.

During the period of this power of attorney, the undersigned hereby waives to exercise any rights attaching to the Target Shares which have been authorized to the Authorizee by this power of attorney in the Company’s capacity as a shareholder and cease to exercise any right thereof on its own behalf.

In connection with the authorization under this power of attorney, the undersigned hereby undertakes and warrants that:

i.                  The undersigned shall not execute any document or make any commitment with any other party that is in conflict of interests with the agreements executed by the authorized party and under performance. The undersigned shall not take any action or omit to take any action that may result in the conflict of interests between the undersigned and Co Wheels and its shareholders. If such conflict of interest arises (and Co Wheels is entitled to unilaterally determine whether such conflict of interest arises), the undersigned shall take steps to eliminate it as soon as possible in a timely manner subject to Co Wheels’ consent. If the undersigned refuses to take measures to eliminate conflicts of interest, Co Wheels shall have the right to exercise the call option under the equity option agreement and/or the pledge right under the equity pledge agreement.

 ii.            In the event of the bankruptcy, liquidation, dissolution or termination of VIE, all assets acquired by the undersigned after the bankruptcy, liquidation, dissolution or termination of VIE, including the equity interest of VIE, will be transferred to Co Wheels free of charge or at the lowest price permitted by the then PRC law, or disposed of by the then liquidator for the benefit of Co Wheels’ direct or indirect shareholders and/or creditors.

iii.            In the case of death, incapacitation, marriage, divorce, bankruptcy or any other events which may affect the exercise of the equity interest held by the undersigned in VIE, the undersigned shall ensure that my successors (including spouse, children, parents, brothers and sisters, grandparents, and maternal grandparents) or any shareholders or transferees who then hold equity interest in VIE will issue a power of attorney the same as this power of attorney and assume all of rights and obligations hereunder held by the undersigned.

iv.           The undersigned will provide sufficient assistance to the Authorizee and/or Co Wheels in obtaining the entrusted rights, including timely execution of the relevant legal documents as necessary (e.g., for purpose the submission of documents required for the approval, registration or filing with governmental authorities or requirements of laws and regulations, regulatory documents, articles of association or orders or orders of other governmental authorities). Upon receipt of a written request from Co Wheels in connection with the exercise of the entrusted rights, the undersigned shall take actions within three (3) days after the receipt of such written request to satisfy the Co Wheels’ request.

If any part of this power of attorney shall become invalid or unenforceable due to the mandatory provisions of law, the undersigned will use its best efforts to seek an alternative satisfactory to Co Wheels, and other authorization shall remain in full force and effect.

This Power of Attorney shall become effective from the date hereof and completely terminate and replace the Original Power of Attorney executed by the undersigned on           , 20  . This Power of Attorney shall be valid for ten years from the execution date of this power of attorney. Upon the expiration of this power of attorney, the undersigned shall, at the request of Co Wheels, extend the term of this power of attorney.

[intentionally left blank below]

Authorizer:
Date: , 20

Schedule of Material Differences

One or more persons executed Power of Attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Name of Shareholder	Target Shares (RMB)
1	Beijing CHJ Information Technology Co., Ltd.	Xiang Li	266,715,065
2	Beijing CHJ Information Technology Co., Ltd.	Leo Group Co., Ltd.	68,632,479
3	Beijing CHJ Information Technology Co., Ltd.	Jiaxing Chuangguan Investment Partnership (Limited Partnership)	72,804,013
4	Beijing CHJ Information Technology Co., Ltd.	Zheng Fan	45,480,578
5	Beijing CHJ Information Technology Co., Ltd.	Ningbo Meishan Bonded Port Area Chetongnuo Investment Management Partnership (Limited Partnership)	30,000,000
6	Beijing CHJ Information Technology Co., Ltd.	Ningbo Meishan Bonded Port Area Cheyunuo Investment Management Partnership (Limited Partnership)	30,000,000
7	Beijing CHJ Information Technology Co., Ltd.	Shen Yanan	15,000,000
8	Beijing CHJ Information Technology Co., Ltd.	Tie Li	13,749,341
9	Beijing CHJ Information Technology Co., Ltd.	Guangdong Yiwei Investment Co., Ltd.	34,793,914
10	Beijing CHJ Information Technology Co., Ltd.	China Yintai Investment Co., Ltd.	11,444,655
11	Beijing CHJ Information Technology Co., Ltd.	Pingtan Dingfu Investment Management Co., Ltd.	10,264,475
12	Beijing CHJ Information Technology Co., Ltd.	Zhi Qin	7,500,000
13	Beijing CHJ Information Technology Co., Ltd.	Ningbo Meishan Bonded Port Area Taiyi Investment Management Investment Partnership (Limited Partnership)	3,814,885

14	Beijing CHJ Information Technology Co., Ltd.	Jintang Bao	3,000,000
15	Beijing CHJ Information Technology Co., Ltd.	Pingtan Jiuwei Investment Management Co., Ltd.	3,000,000
16	Beijing CHJ Information Technology Co., Ltd.	Qinghua Liu	2,926,807
17	Beijing CHJ Information Technology Co., Ltd.	Wei Wei	1,819,407
18	Beijing CHJ Information Technology Co., Ltd.	Gang Song	1,690,287
19	Beijing CHJ Information Technology Co., Ltd.	Ningbo Meishan Bonded Port Area Yuehong Investment Management Partnership (Limited Partnership)	1,659,091
20	Beijing CHJ Information Technology Co., Ltd.	Beijing Shouxin Taihe Management Consulting Center (Limited Partnership)	21,191,686
21	Beijing CHJ Information Technology Co., Ltd.	Chengdu Shouhe Silu Equity Investment Fund Limited	10,595,843
22	Beijing CHJ Information Technology Co., Ltd.	Jilin Province Shoujihe Consulting Center (Limited Partnership)	15,204,209
23	Beijing CHJ Information Technology Co., Ltd.	Beijing Shouxin Wantai Management Consulting Center Partnership (Limited Partnership)	84,767
24	Beijing CHJ Information Technology Co., Ltd.	Shanghai Cangu Investment Management Consulting Service Co., Ltd.	21,191,686
25	Beijing CHJ Information Technology Co., Ltd.	Ningbo Tianshi Renhe Equity Investment Partnership (Limited Partnership)	14,127,791
26	Beijing CHJ Information Technology Co., Ltd.	Beijing Xingrui Future Technology Development Co., Ltd.	3,264,259
27	Beijing CHJ Information Technology Co., Ltd.	Beijing Wangke Technology Co., Ltd.	2,150,571
28	Beijing CHJ Information Technology Co., Ltd.	Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership)	11,225,461
29	Beijing CHJ Information Technology Co., Ltd.	Xiamen Haisi Qimeng Equity Investment Partnership, L.P	1,958,556

30	Beijing Xindian Transport Information Technology Co., Ltd.	Xiang Li	74
31	Beijing Xindian Transport Information Technology Co., Ltd.	Zheng Fan	12.92
32	Beijing Xindian Transport Information Technology Co., Ltd.	Yanan Shen	3.78
33	Beijing Xindian Transport Information Technology Co., Ltd.	Tie Li	3.46
34	Beijing Xindian Transport Information Technology Co., Ltd.	Zhi Qin	1.89
35	Beijing Xindian Transport Information Technology Co., Ltd.	Qinghua Liu	1.09
36	Beijing Xindian Transport Information Technology Co., Ltd.	Wei Wei	0.46
37	Beijing Xindian Transport Information Technology Co., Ltd.	Gang Song	0.43
38	Beijing Xindian Transport Information Technology Co., Ltd.	Qian Ye	0.02
39	Beijing Xindian Transport Information Technology Co., Ltd.	Bo Xu	1.95